Generation Income Properties, Inc. Announces Pricing of $5.0 Million Public Offering

TAMPA, FL / [ACCESS Newswire] / May 28, 2026 / -- Generation Income Properties, Inc. (NASDAQ:GIPR) (the "Company"), today announced the pricing of its best-efforts public offering of 23,825,000 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 23,825,000 shares of common stock, at a combined public offering price of $0.21 per share and accompanying warrant. The warrants will have an exercise price of $0.21 per share, will be exercisable immediately upon issuance and will expire on the fifth anniversary of the original issuance date. The warrant exercise price and the number of shares underlying the warrants are subject to certain adjustments in connection with share splits or share combinations, among other customary adjustments.

The closing of the offering is expected to occur on or about June 1, 2026, subject to the satisfaction of customary closing conditions. Gross proceeds, before deducting placement agent fees and other estimated offering expenses, are expected to be approximately $5.0 million.

Maxim Group LLC is acting as sole placement agent in connection with this offering.

The securities described above are being offered pursuant to a registration statement on Form S-11 (File No. 333-296210) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the "SEC") on May 28, 2026. The offering is being made only by means of a prospectus which is a part of the effective Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from the SEC’s website at http://www.sec.gov or Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused on retail,

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office, and industrial net lease properties in densely populated submarkets. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “proposed,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements about the satisfaction of customary closing conditions related to the above-described offering. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the prospectus included in the Company’s Registration Statement on S-11 relating to the above-described offering, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Any forward-looking statements that the Company makes in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts

Investor Relations

ir@gipreit.com

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